UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

---------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2007

CAPITAL CORP OF THE WEST
(Exact Name of Company as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California  95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Company's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement

On October 31, 2007, Capital Corp of the West (the “Company”), and its trust subsidiary, [County Statutory Trust IV], a Delaware statutory trust (the “Trust”), entered into a Placement Agreement with Keefe, Bruyette & Woods and FTN Financial Capital Markets for the placement of $25,000,000 (in aggregate liquidation amount) of floating rate securities due in 30 years (liquidation amount $1,000 per capital security) (the “trust preferred securities”).. The payments of distributions on and redemption or liquidation of the trust preferred securities are guaranteed by the Company pursuant to a Guarantee Agreement dated as of October 31, 2007 between the Company and Wilmington Trust Company.  The Company has the option under certain limited circumstances to repay the floating rate securities at a declining premium until September 15, 2011, at and after which the premium is zero.  After December 15, 2012 the Company will have the unrestricted option to repay at par.

Each trust preferred security represents an undivided beneficial interest in the Trust.  The only assets of the Trust are the $25,000,000 in aggregate principal amount of junior subordinated debt securities due in 30 years issued by the Company (the “notes”) and $774,000 in common equity invested by the Company.  Payments under the notes are subordinated and junior in right of payment to the prior payment of other indebtedness of the Company that, by its terms, is not similarly subordinated.

Distributions payable on each trust preferred security will be payable at a variable per annum rate of interest, reset quarterly, equal to three-month LIBOR plus 3.25% of the stated liquidation amount per trust preferred security.  The initial pricing will be at 8.16% and will reprice on December 15, 2007.  On October 31, 2007, the Trust and the Company completed the placement and issuance of the trust preferred securities and the notes, respectively. In connection with the issuance of the notes, the Company entered into an Indenture dated as of October 31, 2007 with Wilmington Trust Company, as Trustee.

The Company intends to use the proceeds of the trust preferred securities for general corporate purposes and to replenish in part the capital expended in the recent cash acquisitions of Bay View Funding and the California branches of The California Stockmen’s Bank.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

The description contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits
99.1  Press release dated November 5, 2007, announcing issuance of trust preferred securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
------------------------------
(Company)

Dated: November 8, 2007	By: /s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release dated November 5, 2007, announcing issuance of trust preferred securities